UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2015

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 29, 2015, PBF Holding Company LLC ("PBF Holding"), a subsidiary of PBF Energy Inc. ("PBF Energy" and collectively with its consolidated subsidiaries including PBF Holding, the "Company"), entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company (together, the "Sellers"), to purchase the ownership interests of the Torrance refinery, and related logistics assets (collectively, the "Torrance Acquisition"). The Torrance refinery, located on 750 acres in Torrance, California, is a high-conversion 155,000 barrel per day, delayed-coking refinery with a Nelson Complexity of 14.9. The facility is strategically positioned in Southern California with advantaged logistics connectivity that offers flexible raw material sourcing and product distribution opportunities primarily in the California, Las Vegas and Phoenix area markets. Including the estimated contribution of the Chalmette refinery, the Company's previously announced pending acquisition, the Torrance acquisition will increase the Company's total throughput capacity to approximately 900,000 barrels per day.

In addition to refining assets, the transaction includes a number of high-quality logistics assets including a sophisticated network of crude and products pipelines, product distribution terminals and refinery crude and product storage facilities. The most significant of the logistics assets is a 171-mile crude gathering and transportation system which delivers San Joaquin Valley crude oil directly from the field to the refinery. Additionally, included in the transaction are several pipelines which provide access to sources of crude oil including the Ports of Long Beach and Los Angeles, as well as clean product outlets with a direct pipeline supplying jet fuel to the Los Angeles airport. The refinery also has crude and product storage facilities with approximately 8.6 million barrels of shell capacity.

The purchase price for the assets is $537.5 million, plus inventory and working capital to be valued at closing. The purchase price is also subject to other customary purchase price adjustments. The Torrance Acquisition is expected to close in the second quarter of 2016, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Torrance Acquisition, receipt of regulatory approvals and required consents and absence of a material adverse effect. Additionally, as a condition of the closing, the refinery is to be restored to full working order and shall have operated for a period of at least fifteen days prior to close.

PBF Energy expects to finance the transaction with a combination of cash on hand, debt and equity.

PBF Holding and the Sellers have made customary representations and warranties and have agreed to customary covenants in the Sale and Purchase Agreement, including the agreement of the Sellers, subject to certain exceptions, to conduct the businesses being acquired in the ordinary course, to use commercially reasonable efforts to preserve the assets and to refrain from engaging in certain activities during the period from the execution of the Sale and Purchase Agreement to the closing of the transaction. The Sale and Purchase Agreement contains customary termination rights for both the Company and the Sellers, and provides that the closing will occur on the last day of the month following the satisfaction or waiver of all conditions to closing. There is no assurance that all of the conditions to the consummation of the Torrance Acquisition will be satisfied. The Sale and Purchase Agreement also provides for indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by the parties.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Sale and Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Sale and Purchase Agreement contains representations and warranties by PBF Holding and the Sellers as of specific dates. The representations and warranties reflect negotiations between the parties to the Sale and Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Sale and Purchase Agreement, which disclosures are not reflected in the Sale and Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the Sale and Purchase Agreement and should not be relied upon as statements of facts.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, PBF Energy Inc. and PBF Holding Company LLC (collectively, the “Company”) issued a press release announcing a number of executive changes (effective September 30, 2015), including that Jeffrey Dill, currently Senior Vice President, General Counsel, has been named President, Western Region responsible for managing our planned operations in California, and reporting to Thomas Nimbley, the Chief Executive Officer.

The biographical information for Mr. Dill required for this Item 5.02 is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which disclosures are hereby incorporated by reference into this Item 5.02.

The Company also announced that Trecia Canty, currently Vice President, Senior Deputy General Counsel, has been named Senior Vice President, General Counsel and Secretary (assuming Mr. Dill’s prior position), and that Paul Davis, currently Senior Vice President, Crude and Feedstocks, has been named Senior Vice President - Western Region. Thomas O’Connor, Senior Vice President, Commercial will continue in his role overseeing commercial activities in all other regions, including those pertaining to the pending acquisition of the Chalmette refinery. Ms. Canty and Messrs. Davis and O’Connor will all report to Mr. Nimbley.

A copy of the press release is furnished with this Current Report as Exhibit 99.1.

Item 7.01.    Regulation FD Disclosure.

On September 30, 2015, PBF Energy issued a press release announcing that its wholly owned subsidiary, PBF Holding, has reached an agreement to purchase the Torrance refinery, and related logistical assets, from ExxonMobil Corporation and its subsidiary, Mobil Pacific Pipeline Company. A copy of the press release is attached hereto as Exhibit 99.1.

PBF Energy has a conference call scheduled at 8:30 a.m. EST on October 1, 2015 to discuss the transaction. The Company's presentation materials, available on the Investor Relations section of the Company's website at www.pbfenergy.com, are attached hereto as Exhibit 99.2.

In accordance with General Instructions B.2 of Form 8-K, the foregoing information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements contained in the exhibit to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, satisfaction of the conditions to the closings of the Chalmette and Torrance Acquisitions and the possibility that the Chalmette and Torrance Acquisitions will not close; timing of the completion of the proposed Chalmette and Torrance Acquisitions; and the Company’s plans for financing the Chalmette and Torrance Acquisitions.

These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

2.1	Sale and Purchase Agreement by and between PBF Holding Company LLC and ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company as of September 29, 2015*

99.1	Press Release including announcement of Torrance Refinery Acquisition issued on September 30, 2015

99.2	Presentation materials dated as of October 1, 2015
____________

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:	October 1, 2015

PBF Energy Inc.
(Registrant)

		By:	/s/ Erik Young
		Name:	Erik Young
		Title:	Senior Vice President, Chief Financial Officer

Dated:	October 1, 2015

PBF Holding Company LLC
(Registrant)

		By:	/s/ Erik Young
		Name:	Erik Young
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

2.1	Sale and Purchase Agreement by and between PBF Holding Company LLC and ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company as of September 29, 2015 *

99.1	Press Release including announcement of Torrance Refinery Acquisition issued on September 30, 2015

99.2	Presentation materials dated as of October 1, 2015
____________

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.